Exhibit 99.1

KATE SPADE & COMPANY REPORTS SECOND QUARTER 2015 AND FIRST HALF 2015 RESULTS

•               Second quarter direct-to-consumer comparable sales growth of 10% and 12% excluding eCommerce

•               Second quarter net sales increased 20%, adjusting for previously announced wind-down operations and excluding certain non-comparable items in 2014, or 6% on a reported basis

•               Second quarter Adjusted EBITDA of $41 million, or 15% of sales, and adjusted diluted earnings per share of $0.08, each excluding wind-down operations

•                Increases direct-to-consumer comparable sales growth guidance to a range of 9% – 11%

•               Raises low end of full year Adjusted EBITDA range, with revised guidance of $190 million to $200 million, excluding wind-down operations

NEW YORK, NY – AUGUST 5, 2015 – Kate Spade & Company (NYSE:KATE) today announced results for the second quarter ended July 4, 2015.

Net sales for the second quarter of 2015, excluding sales for wind-down operations, were $273 million, an increase of $46 million, or 20.1% compared to the second quarter of 2014, adjusting 2014 net sales for wind-down operations and excluding changes in foreign currency exchange rates and 2015 strategic initiatives.  Refer to the table entitled “Reconciliation of Non-GAAP Net Sales Information” for a reconciliation from GAAP results.

Reported net sales for the second quarter of 2015 were $281 million, an increase of $15 million, or 5.7%, from the comparable 2014 period.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “Our second quarter results demonstrate our focus on building a diverse business model that will drive sustainable, long-term growth. Our strategy is centered on key factors that differentiate Kate Spade & Company – including our lifestyle brand vision, partnered approach to expansion and efforts to build quality of sale. Our success with new product introductions shows that we are resonating with our existing customers, as well as attracting new customers to our brand across our four category pillars. We are driving clear results, including direct-to-consumer comparable sales growth of 10% versus last year.”

Mr. Leavitt concluded: “As we become an enduring lifestyle brand, we continue to concentrate on building brand equity, generating awareness and managing our points of distribution to drive sales and profitability.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added:  “In the second quarter of 2015, we successfully realized approximately 300 basis points of Adjusted EBITDA margin expansion and are increasing the low end of our full year Adjusted EBITDA guidance.  We are well positioned to achieve our 2015 updated guidance and continue to build on this momentum going forward.”

For the second quarter of 2015 on a GAAP basis, income from continuing operations was $9 million, or $0.07 per share, compared to a loss from continuing operations of ($14) million, or ($0.11) per share, for the second quarter of 2014. Adjusted diluted earnings per share from continuing operations in the second quarter of 2015 were $0.08, compared to $0.05 per share in the second quarter of 2014.

For the first half of 2015, the Company recorded a loss from continuing operations of ($44) million, or ($0.35) per share, compared to a loss from continuing operations for the first half of 2014 of ($52) million, or ($0.42) per share.  Reported net sales for the first half of 2015 were $536 million, an increase of $47 million, or 9.6%, from the comparable 2014 period.  Adjusted diluted earnings per share from continuing operations in the first half of 2015 were $0.10 compared to $0.01 in the first half of 2014.  Net sales for the first half of 2015, excluding sales for wind-down operations, were $512 million, an increase of $99 million, or 23.8% compared to the first half of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of the 53rd week, changes in foreign currency exchange rates and 2015 strategic initiatives.  Adjusted EBITDA, excluding the previously announced wind-down operations in 2015 was $69 million for the first half of 2015.

The Company will host a conference call at 8:30 am Eastern time today to discuss its results for the second quarter 2015. The dial-in number is 1-888-694-4676 with pass code 80793070. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the second quarter 2015, to be filed with the Securities and Exchange Commission.

The Company determined each of the Kate Spade Saturday, Jack Spade, Kate Spade Brazil and Adelington Design Group initiatives do not represent a strategic shift in the Company’s operations and therefore will not present their activities as discontinued operations.

Adjustments to net sales for wind-down operations include net sales for Kate Spade Saturday, Jack Spade brick and mortar locations, Kate Spade Brazil and brand exits in the Adelington Design Group segment in both periods. In addition to those items, the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives, including quality of sale and the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture are adjusted in 2014.  Refer to the table entitled “Reconciliation of Non-GAAP Net Sales Information” for a reconciliation from GAAP results.

The adjusted results for the second quarter 2015 and 2014, as well as 2015 guidance, exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives (such as severance costs, contract termination costs, asset write-downs and other costs) and brand-exiting activities, acquisition related costs, loss on settlement of note receivable and loss on extinguishment of debt. The adjusted results for the first half of 2015 also exclude a $26 million charge related to the termination of certain contracts with the Company’s former joint venture partner in Kate Spade China Co., Ltd. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. In addition to those items, the Company presents its 2015 adjusted results further adjusted to exclude the adjusted results of wind-down operations (Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and brand exits in the Adelington Design Group segment). The Company believes that the adjusted results excluding wind-down operations provide a meaningful presentation of its 2015 results on a go-forward basis and on a consistent basis with the Company’s 2015 guidance. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. The Company presents Adjusted EBITDA, which it defines as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, loss on settlement of note receivable, loss on extinguishment of debt, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. The Company presents the above-described Adjusted EBITDA measures because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.  The Company also presents Adjusted EBITDA Excluding Wind-Down Operations, which the Company defines as Adjusted EBITDA further adjusted to remove the Adjusted EBITDA of Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and the brand exits in the Adelington Design Group segment.  The Company believes this Adjusted EBITDA measure provides a meaningful presentation of its 2015 results on a go-forward basis that is consistent with its 2015 guidance.

SECOND QUARTER RESULTS

Overall Results

Net sales for the second quarter of 2015, excluding sales for wind-down operations, were $273 million, an increase of $46 million, or 20.1% compared to the second quarter of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of changes in foreign currency exchange rates and the 2015 strategic initiatives.  Reported net sales for the second quarter of 2015 were $281 million, an increase of $15 million, or 5.7%, from the comparable 2014 period. Second quarter 2015 direct-to-consumer comparable sales growth was 10%, or 12% excluding eCommerce.

Comparable sales per square foot for kate spade new york were $1,495 for the latest twelve months, compared to $1,538 for the twelve month period ended April 4, 2015.  The sales per square foot for kate spade new york comparable stores for the latest twelve months increased compared to the prior period when adjusting both periods to (i) include in comparable sales the results of stores that were relocated to former Juicy Couture locations and became non-comparable during 2014 and (ii) remove the impact of changes in foreign currency exchange rates.

Gross profit as a percentage of net sales was 61.6%, excluding the impact of wind-down operations and 61.0% on a reported basis, for the second quarter of 2015.  Gross profit as a percentage of net sales was 58.6% for the second quarter 2014, which included the unfavorable impact of the Kate Spade Saturday inventory liquidations.

Selling, general & administrative expenses were $143 million, or 52.3% of net sales, excluding the results of wind-down operations and expenses associated with streamlining activities.  On a reported basis, selling, general and administrative expenses increased to $154 million, or 54.8% of net sales in the second quarter of 2015, compared to $146 million, or 54.9% of net sales in the second quarter of 2014.

Interest expense, net decreased to $5 million in the second quarter of 2015, compared to $6 million in the second quarter of 2014.

Net Debt decreased to $171 million at the end of the second quarter of 2015 from $232 million at the end of the second quarter of 2014, primarily due to the prepayment of the Lucky Brand seller note.

Segment Highlights

Net sales and Segment Adjusted EBITDA for our reportable segments are provided below.

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than adjusted equity income (loss) in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Kate Spade North America

Kate Spade North America net sales for the second quarter of 2015, excluding sales for wind-down operations, were $232 million, an increase of $42 million, or 22.4% compared to the second quarter of 2014, adjusting for wind-down operations and excluding the impacts of changes in foreign currency exchange rates and quality of sale initiatives in 2014.  Reported net sales for the second quarter of 2015 were $236 million, an increase of $27 million, or 13.1%, from the comparable 2014 period.

Store counts and key operating metrics for kate spade new york stores are as follows:

—       We ended the quarter with 97 specialty retail stores and 62 outlet stores, reflecting the net addition over the last 12 months of 15 specialty retail stores and 11 outlet stores;  and

—       Average retail square footage in the second quarter of 2015 was approximately 358 thousand square feet, a 30.1% increase compared to 2014.

Kate Spade North America Segment Adjusted EBITDA Excluding Wind-Down Operations was $38 million (16.6% of net sales) for the second quarter of 2015.  Kate Spade North America Segment Adjusted EBITDA, including results of wind-down operations was $38 million (16.0% of net sales) for the second quarter of 2015, compared to $32 million (15.5% of net sales) for the second quarter of 2014.

Kate Spade International

Kate Spade International net sales for the second quarter of 2015, excluding sales for wind-down operations, were $36 million, an increase of $5 million, or 16.1%, adjusting for the impact of the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture, changes in foreign currency exchange rates and wind-down operations. Reported net sales for the second quarter of 2015 were $41 million, a decrease of $9 million, or 17.3%, from the comparable 2014 period.

Store counts and key operating metrics are as follows:

—       We ended the quarter with 26 kate spade new york specialty retail stores, 52 concessions and 13 outlet stores, reflecting the net addition over the last 12 months of 5 concessions and 3 outlet stores and a net reduction of 4 specialty stores, including the conversion of 6 specialty stores, 3 concessions and 1 outlet store totaling 11 thousand square feet in Hong Kong, Macau and Taiwan to a joint venture; and

—       Average retail square footage for Japan and the United Kingdom in the second quarter of 2015 was approximately 71 thousand square feet, a 14.1% increase compared to 2014.

The store counts at the end of the quarter included 7 specialty and 1 outlet kate spade new york stores in Brazil that will be transitioned to a partner or close in 2015 in connection with our new Latin America distribution agreement.

Kate Spade International Segment Adjusted EBITDA Excluding Wind-Down Operations was $2 million (6.5% of net sales) for the second quarter of 2015.  Kate Spade International Segment Adjusted EBITDA, including results of wind-down operations, was $3 million (8.4% of net sales) for the second quarter of 2015 and flat for the second quarter of 2014.

Adelington Design Group

Adelington Design Group net sales for the second quarter of 2015 were $5 million, a decrease of $2 million or 28.3% adjusting for wind-down operations in 2014.  Reported net sales were $5 million, a 44.3% decrease compared to 2014, principally reflecting decreases in the Trifari and LIZWEAR brands, partially offset by an increase in the MONET brand.

Adelington Design Group Segment Adjusted EBITDA Excluding Wind-Down Operations was flat in the second quarter of 2015 and Segment Adjusted EBITDA was flat in the second quarter of 2015 and 2014.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) designs and markets accessories and apparel principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade.  With collections spanning demographics, genders and geographies, the brands are intended to accent customers’ interesting lives and inspire adventure at each turn. The Company also owns the Adelington Design Group, a private brand jewelry design and development group that markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. The Company also has a license for the Liz Claiborne New York brand, available at QVC, and Lizwear, which is distributed through the club store channel.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to successfully implement our long-term strategic plans; general economic conditions in the United States, Canada, Asia, Europe and other parts of the world; our exposure to currency fluctuations; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to optimize our product offerings, in order to anticipate and respond timely to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; our ability to expand our retail footprint with profitable store locations; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to expand into new product categories; our ability to successfully implement our marketing initiatives; our ability to complete the wind-down of our owned business in Brazil in a satisfactory manner and to manage the associated costs, including the impact on our relationships with our employees, vendors, distributors and landlords and unanticipated expenses and charges that may occur, such as litigation risk, including litigation regarding employment and workers’ compensation; risks associated with the various businesses we have disposed, including compliance with our transition service requirements; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; risks associated with decreased diversification of our business as a result of the reduction of our brand portfolio to the Kate Spade and Adelington Design Group businesses; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party eCommerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; risks associated with the dependence of our Adelington Design Group business on third party arrangements and partners; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with having a buying/sourcing agreement which results in a single third party foreign buying/sourcing agent for a significant portion of our apparel products and transitioning buying/sourcing  activities for our non-apparel products to an in-house model; risks associated with our arrangement to operate our leased Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; risks associated with severe weather, natural disasters, public health crises, war, terrorism or other catastrophic events; a variety of legal, regulatory, political, labor and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2015, to be filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement Regarding Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended		Three Months Ended
	July 4, 2015	% of	July 5, 2014	% of
	(13 Weeks)	Sales	(13 Weeks)	Sales

Net Sales	$281,118	100.0%	$265,998	100.0%
Cost of goods sold	109,640	39.0%	110,088	41.4%
Gross Profit	171,478	61.0%	155,910	58.6%
Selling, general & administrative expenses	153,932	54.8%	145,982	54.9%
Operating Income	17,546	6.2%	9,928	3.7%
Other (expense) income, net	(1,823)	(0.6) %	241	0.1%
Loss on extinguishment of debt	-	-	(16,914)	(6.4) %
Interest expense, net	(5,344)	(1.9) %	(6,474)	(2.4) %
Income (Loss) Before Provision for Income Taxes	10,379	3.7%	(13,219)	(5.0) %
Provision for income taxes	1,130	0.4%	764	0.3%
Income (Loss) from Continuing Operations	9,249	3.3%	(13,983)	(5.3) %
Discontinued operations, net of income taxes	(708)		9,579
Net Income (Loss)	$8,541		$(4,404)

Earnings per Share:
Basic
Income (Loss) from Continuing Operations	$0.07		$(0.11)
Net Income (Loss)	$0.07		$(0.03)

Diluted
Income (Loss) from Continuing Operations	$0.07		$(0.11)
Net Income (Loss)	$0.07		$(0.03)

Weighted Average Shares, Basic (a)	127,663		126,664
Weighted Average Shares, Diluted (a)	128,431		126,664

____________
(a)

Because the Company incurred a loss from continuing operations for the three months ended July 5, 2014, all potentially dilutive shares are antidilutive. Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Six Months Ended		Six Months Ended
	July 4, 2015	% of	July 5, 2014	% of
	(26 Weeks)	Sales	(27 Weeks)	Sales

Net Sales	$536,434	100.0%	$489,612	100.0%
Cost of goods sold	210,229	39.2%	196,879	40.2%
Gross Profit	326,205	60.8%	292,733	59.8%
Selling, general & administrative expenses	345,785	64.5%	309,732	63.3%
Operating Loss	(19,580)	(3.7) %	(16,999)	(3.5) %
Other (expense) income, net	(3,218)	(0.6) %	88	-
Loss on settlement of note receivable	(9,873)	(1.8) %	-	-
Loss on extinguishment of debt	-	-	(16,914)	(3.5) %
Interest expense, net	(8,708)	(1.6) %	(15,996)	(3.3) %
Loss Before Provision for Income Taxes	(41,379)	(7.7) %	(49,821)	(10.2) %
Provision for income taxes	2,931	0.5%	2,570	0.5%
Loss from Continuing Operations	(44,310)	(8.3) %	(52,391)	(10.7) %
Discontinued operations, net of income taxes	(2,370)		94,157
Net (Loss) Income	$(46,680)		$41,766

Earnings per Share:
Basic & Diluted
Loss from Continuing Operations	$(0.35)		$(0.42)
Net (Loss) Income	$(0.37)		$0.33

Weighted Average Shares, Basic and Diluted (a)	127,576		125,491

____________
(a)

Because the Company incurred a loss from continuing operations for the six months ended July 4, 2015 and July 5, 2014, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	July 4, 2015	July 5, 2014
Assets
Current Assets:
Cash and cash equivalents	$231,437	$177,132
Accounts receivable - trade, net	65,300	71,814
Inventories, net	188,385	178,234
Other current assets	37,121	39,854
Total current assets	522,243	467,034

Property and Equipment, Net	171,340	165,578
Goodwill	47,841	72,458
Intangibles, Net	87,237	94,478
Note Receivable	-	86,724
Other Assets	43,269	35,837
Total Assets	$871,930	$922,109

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$4,485	$6,434
Other current liabilities	236,590	268,948
Total current liabilities	241,075	275,382

Long-Term Debt	398,182	402,415
Other Non-Current Liabilities	68,659	166,781
Stockholders’ Equity	164,014	77,531
Total Liabilities and Stockholders’ Equity	$871,930	$922,109

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Six Months Ended
	July 4, 2015	July 5, 2014
	(26 Weeks)	(27 Weeks)

Cash Flows from Operating Activities:
Net (loss) income	$(46,680)	$41,766
Adjustments to arrive at loss from continuing operations	2,370	(94,157)
Loss from continuing operations	(44,310)	(52,391)

Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	24,240	26,422
Loss on asset disposals and impairments, including streamlining initiatives, net	8,309	2,536
Share-based compensation	12,756	26,032
Loss on settlement of note receivable	9,873	-
Loss on extinguishment of debt	-	16,914
Foreign currency losses (gains), net	1,620	(1,301)
Other, net	2,568	173
Changes in assets and liabilities:
Decrease (increase) in accounts receivable - trade, net	23,971	(886)
Increase in inventories, net	(39,140)	(36,463)
Decrease (increase) in other current and non-current assets	8,015	(7,042)
Increase (decrease) in accounts payable	14,362	(11,748)
Decrease in accrued expenses and other non-current liabilities	(14,210)	(25,062)
Net change in income tax assets and liabilities	1,684	3,818
Net cash (used in) provided by operating activities of discontinued operations	(10,057)	12,750
Net cash used in operating activities	(319)	(46,248)

Cash Flows from Investing Activities:
Proceeds from sales of property and equipment	816	-
Purchases of property and equipment	(28,163)	(44,708)
Payments for purchases of businesses	-	(32,268)
Proceeds from sales of joint venture interests, net	19,874	-
Payments for joint venture interest	(10,000)	-
Payments for in-store merchandise shops	(2,094)	(3,294)
Net proceeds from settlement of note receivable	75,128	-
Other, net	368	(33)
Net cash provided by investing activities of discontinued operations	348	136,408
Net cash provided by investing activities	56,277	56,105

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	2,000	3,871
Repayment of borrowings under revolving credit agreement	(8,000)	(4,960)
Principal payments under capital lease obligations	(223)	(199)
Proceeds from issuance of Term Loan	-	398,000
Repayment of Senior Notes	-	(390,693)
Repayment of Term Loan	(2,000)	-
Proceeds from exercise of stock options	2,428	40,128
Payment of deferred financing fees	(870)	(7,978)
Net cash (used in) provided by financing activities	(6,665)	38,169

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1,900)	(1,116)

Net Change in Cash and Cash Equivalents	47,393	46,910
Cash and Cash Equivalents at Beginning of Period	184,044	130,222
Cash and Cash Equivalents at End of Period	$231,437	$177,132

KATE SPADE & COMPANY

SEGMENT REPORTING

(Dollars in thousands)

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended July 4, 2015 (13 Weeks)
KATE SPADE North America	$235,730	$37,781	16.0%
KATE SPADE International (b)	40,718	3,433	8.4%
Adelington Design Group	4,670	(77)	(1.6)%
Total	$281,118

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended July 5, 2014 (13 Weeks)
KATE SPADE North America	$208,382	$32,240	15.5%
KATE SPADE International (b)	49,231	(48)	(0.1)%
Adelington Design Group	8,385	382	4.6%
Other (c)	-	(531)	-
Total	$265,998

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Six Months Ended July 4, 2015 (26 Weeks)
KATE SPADE North America	$431,316	$55,853	12.9%
KATE SPADE International (b)	93,186	8,422	9.0%
Adelington Design Group	11,932	1,601	13.4%
Total	$536,434

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Six Months Ended July 5, 2014 (27 Weeks)
KATE SPADE North America	$372,135	$48,484	13.0%
KATE SPADE International (b)	102,606	1,427	1.4%
Adelington Design Group	14,871	(10)	(0.1)%
Other (c)	-	(595)	-
Total	$489,612

_____________

(a)            Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26,000 charge in the six months ended July 4, 2015 to terminate contracts with the Company’s former joint venture partner in China.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than adjusted equity income (loss) in its equity method investees. Refer to the tables entitled “Reconciliation of Non-GAAP Financial Information” for further information.

(b)           Amounts include equity in the adjusted (losses) earnings of equity method investees of $(1,933) and $125 for the three months ended July 4, 2015 and July 5, 2014, respectively, and $(2,671) and $(173) for the six months ended July 4, 2015 and July 5, 2014, respectively.

(c)            Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

		Streamlining		Results of Wind-Down	Adjusted Results (Excluding Wind-
	Reported (a)	Initiatives (b)	Adjusted Results	Operations (c)	Down Operations) (d)
Three Months Ended July 4, 2015 (13 Weeks)
Total Net Sales	$281,118		$281,118	$(8,413)	$272,705
KATE SPADE North America	235,730		235,730	(3,944)	231,786
KATE SPADE International	40,718		40,718	(4,469)	36,249
Adelington Design Group	4,670		4,670	-	4,670

Gross Profit	171,478		171,478	(3,624)	167,854

SG&A	153,932	$(7,512)	146,420	(3,718)	142,702

Operating Income	$17,546	$7,512	$25,058	$94	$25,152

Other expense, net	(1,823)	83	(1,740)		(1,740)
Interest expense, net	(5,344)		(5,344)		(5,344)
Provision for income taxes (e)	1,130	6,131	7,261	38	7,299
Income from Continuing Operations	$9,249	$1,464	$10,713	$56	$10,769

Basic Earnings per Common Share from Continuing Operations	$0.07		$0.08		$0.08
Diluted Earnings per Common Share from Continuing Operations (f)	$0.07		$0.08		$0.08

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$25,058	$94	$25,152
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			11,228	(184)	11,044
Share-based compensation, net			6,784		6,784
Other expense, net (h)			(1,774)		(1,774)
Adjusted EBITDA			$41,296	$(90)	$41,206

KATE SPADE North America			$37,781	$638	$38,419
KATE SPADE International (i)			3,433	(1,082)	2,351
Adelington Design Group			(77)	354	277
Other (j)			159		159
Adjusted EBITDA			$41,296	$(90)	$41,206

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $7,121; and (ii) store closure, other brand-exiting and acquisition related costs of $391.

(c)

Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)

Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands. This is presented in order to provide adjusted results on the same basis as the Company’s 2015 guidance.

(e)

Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(f)	Adjusted diluted earnings per share for the three months ended July 4, 2015 are based on 128,431 shares outstanding.
(g)	Excludes amortization included in Interest expense, net.
(h)

Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $(34) and restructuring charges of $83 included in equity in the losses of equity method investees.

(i)	Amounts include equity in the adjusted losses of equity method investees of $1,933.
(j)	Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $(34) and equity in the losses of equity method investees of $2,016.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives and Loss on Extinguishment of Debt (b)	Adjusted Results
Three Months Ended July 5, 2014 (13 Weeks)
Total Net Sales	$265,998		$265,998
KATE SPADE North America	208,382		208,382
KATE SPADE International	49,231		49,231
Adelington Design Group	8,385		8,385

Gross Profit	155,910		155,910

SG&A	145,982	$(5,746)	140,236

Operating Income	$9,928	$5,746	$15,674

Other income, net	241		241
Loss on extinguishment of debt	(16,914)	16,914	-
Interest expense, net (c)	(6,474)	2,302	(4,172)
Provision for income taxes (d)	764	4,589	5,353
(Loss) Income from Continuing Operations	$(13,983)	$20,373	$6,390

Basic Earnings per Common Share from Continuing Operations	$(0.11)		$0.05
Diluted Earnings per Common Share from Continuing Operations (e)	$(0.11)		$0.05

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$15,674
Depreciation and amortization, asset impairments and losses on asset disposals, net (f)			11,020
Share-based compensation, net (g)			5,224
Other income, net (h)			170
Adjusted EBITDA			$32,088

KATE SPADE North America			$32,240
KATE SPADE International (i)			(48)
Adelington Design Group			382
Other (j)			(486)
Adjusted EBITDA			$32,088

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $4,914; (ii) store closure, other brand-exiting and acquisition related costs of $130 and (iii) a non-cash write-off of debt issuance costs included in SG&A of $702.

(c)	Adjustment reflects a non-cash write-off of debt issuance costs associated with the amended and restated revolving credit facility for the three months ended July 5, 2014.
(d)

Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.7 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(e)	Adjusted diluted earnings per share are based on 127,475 shares outstanding.
(f)	Excludes amortization included in Interest expense, net.
(g)	Excludes $0.6 million of share-based compensation expense that was classified as restructuring.
(h)	Amount is Other income, net as shown above, net of foreign currency transaction adjustment of $(71).
(i)	Includes equity in the earnings of equity method investee of $125.
(j)

Amount includes ($531) principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations and Other expense, net, above, net of foreign currency transaction adjustment of ($71) and equity in the earnings of equity method investee of $125.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives and JV Termination Fee (b)	Adjusted Results	Results of Wind-Down Operations (c)	Adjusted Results (Excluding Wind- Down Operations) (d)
Six Months Ended July 4, 2015 (26 Weeks)

Total Net Sales	$536,434		$536,434	$(24,098)	$512,336

KATE SPADE North America	431,316		431,316	(12,793)	418,523

KATE SPADE International	93,186		93,186	(9,588)	83,598

Adelington Design Group	11,932		11,932	(1,717)	10,215

Gross Profit	326,205		326,205	(9,868)	316,337

SG&A	345,785	$(52,060)	293,725	(13,577)	280,148

Operating (Loss) Income	$(19,580)	$52,060	$32,480	$3,709	$36,189

Other expense, net	(3,218)	83	(3,135)		(3,135)

Loss on settlement of note receivable	(9,873)	9,873	-		-

Interest expense, net	(8,708)		(8,708)		(8,708)

Provision for income taxes (e)	2,931	5,466	8,397	1,484	9,881

(Loss) Income from Continuing Operations	$(44,310)	$56,550	$12,240	$2,225	$14,465

Basic Earnings per Common Share from Continuing Operations	$(0.35)		$0.10		$0.11
Diluted Earnings per Common Share from Continuing Operations (f)	$(0.35)		$0.10		$0.11

Reconciliation of Adjusted EBITDA:

Adjusted operating income, per above			$32,480	$3,709	$36,189

Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			23,506	(548)	22,958

Share-based compensation, net (h)			12,561		12,561

Other expense, net (i)			(2,668)		(2,668)

Adjusted EBITDA			$65,879	$3,161	$69,040

KATE SPADE North America			$55,853	$2,879	$58,732

KATE SPADE International (j)			8,422	359	8,781

Adelington Design Group			1,601	(77)	1,524

Other (k)			3		3

Adjusted EBITDA			$65,879	$3,161	$69,040

(a) Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b) Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $25,995; (ii) store closure, other brand-exiting and acquisition related costs of $65; and (iii) a $26,000 charge related to the termination of certain contracts with the Company’s former joint venture partner in China.

(c) Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d) Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands. This is presented in order to provide adjusted results on the same basis as the Company’s 2015 guidance.

(e) Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(f) Adjusted diluted earnings per share for the six months ended July 4, 2015 are based on 128,253 shares outstanding.

(g) Excludes amortization included in Interest expense, net.

(h) Excludes $0.2 million of share-based compensation expense that was classified as restructuring.

(i) Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $467 and restructuring charges of $83 included in equity in the losses of equity method investees.

(j) Amounts include equity in the adjusted losses of equity method investees of $2,671.

(k) Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $467 and equity in the losses of equity method investees of $2,754.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives and Loss on Extinguishment of Debt (b)	Adjusted Results
Six Months Ended July 5, 2014 (27 Weeks)
Total Net Sales	$489,612		$489,612
KATE SPADE North America	372,135		372,135
KATE SPADE International	102,606		102,606
Adelington Design Group	14,871		14,871

Gross Profit	292,733		292,733

SG&A	309,732	$(34,692)	275,040

Operating (Loss) Income	$(16,999)	$34,692	$17,693

Other income, net	88		88
Loss on extinguishment of debt	(16,914)	16,914	-
Interest expense, net (c)	(15,996)	2,302	(13,694)
Provision for income taxes (d)	2,570	404	2,974
(Loss) Income from Continuing Operations	$(52,391)	$53,504	$1,113

Basic Earnings per Common Share from Continuing Operations	$(0.42)		$0.01
Diluted Earnings per Common Share from Continuing Operations (e)	$(0.42)		$0.01

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$17,693
Depreciation and amortization, asset impairments and losses on asset disposals, net (f)			22,691
Share-based compensation, net (g)			9,095
Other expense, net (h)			(276)
Adjusted EBITDA			$49,203

KATE SPADE North America			$48,484
KATE SPADE International (i)			1,427
Adelington Design Group			(10)
Other (j)			(698)
Adjusted EBITDA			$49,203

(a)      Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)     Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $33,845; (ii) store closure, other brand-exiting and acquisition related costs of $145 and (iii) a non-cash write-off of debt issuance costs included in SG&A of $702.

(c)      Adjustment reflects a non-cash write-off of debt issuance costs associated with the amended and restated revolving credit facility for the six months ended July 5, 2014.

(d)     Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $1.3 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(e)      Adjusted diluted earnings per share are based on 126,353 shares outstanding.

(f)       Excludes amortization included in Interest expense, net.

(g)     Excludes $16.9 million of share-based compensation expense that was classified as restructuring.

(h)     Amount is Other income, net as shown above, net of foreign currency transaction adjustment of $(364).

(i)       Includes equity in the losses of equity method investee of $173.

(j)       Amount includes ($595) principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations and Other expense, net, above, net of foreign currency transaction adjustment of ($364) and equity in the losses of equity method investee of $173.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP NET SALES INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations (a) in 2015 and to Net Sales excluding wind-down operations, changes in foreign currency exchange rates and strategic initiatives in 2014 (b).

		Three Months Ended
		July 4, 2015	July 5, 2014	Variance
		(13 Weeks)	(13 Weeks)	$	%
Total Company
Net Sales as reported		$281,118	$265,998	$15,120	5.7%
Less:	Net sales for wind-down operations (a)	(8,413)	(16,141)
	Net sales impact of strategic initiatives (b)	-	(15,076)
	Foreign currency impact	-	(7,728)
Adjusted Net Sales		$272,705	$227,053	$45,652	20.1%

KATE SPADE North America
Net Sales as reported		$235,730	$208,382	$27,348	13.1%
Less:	Net sales for wind-down operations (a)	(3,944)	(11,579)
	North America quality of sale initiatives	-	(6,052)
	Foreign currency impact	-	(1,425)
Adjusted Net Sales		$231,786	$189,326	$42,460	22.4%

KATE SPADE International
Net Sales as reported		$40,718	$49,231	$(8,513)	-17.3%
Less:	Net sales for wind-down operations (a)	(4,469)	(2,694)
	Net sales impact of strategic initiatives	-	(9,024)
	Foreign currency impact	-	(6,303)
Adjusted Net Sales		$36,249	$31,210	$5,039	16.1%

Adelington Design Group
Net Sales as reported		$4,670	$8,385	$(3,715)	-44.3%
Less:	Net sales for wind-down operations (a)	-	(1,868)
Adjusted Net Sales		$4,670	$6,517	$(1,847)	-28.3%

____________

(a)	Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)

Represents the estimated impact on net sales of strategic initiatives announced in 2015, including the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and North America quality of sale initiatives.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP NET SALES INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations (a) in 2015 and to Net Sales excluding wind-down operations and adjusting for the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives in 2014 (b).

		Six Months Ended
		July 4, 2015	July 5, 2014	Variance
		(26 Weeks)	(27 Weeks)	$	%
Total Company
Net Sales as reported		$536,434	$489,612	$46,822	9.6%
Less:	Net sales for wind-down operations (a)	(24,098)	(27,543)
	Net sales impact of strategic initiatives (b)	-	(16,576)
	Additional week in 2014	-	(17,900)
	Foreign currency impact	-	(13,891)
Adjusted Net Sales		$512,336	$413,702	$98,634	23.8%

KATE SPADE North America
Net Sales as reported		$431,316	$372,135	$59,181	15.9%
Less:	Net sales for wind-down operations (a)	(12,793)	(16,436)
	North America quality of sale initiatives	-	(7,552)
	Additional week in 2014	-	(13,973)
	Foreign currency impact	-	(2,124)
Adjusted Net Sales		$418,523	$332,050	$86,473	26.0%

KATE SPADE International
Net Sales as reported		$93,186	$102,606	$(9,420)	-9.2%
Less:	Net sales for wind-down operations (a)	(9,588)	(6,566)
	Net sales impact of strategic initiatives	-	(9,024)
	Additional week in 2014	-	(3,927)
	Foreign currency impact	-	(11,767)
Adjusted Net Sales		$83,598	$71,322	$12,276	17.2%

Adelington Design Group
Net Sales as reported		$11,932	$14,871	$(2,939)	-19.8%
Less:	Net sales for wind-down operations (a)	(1,717)	(4,541)
Adjusted Net Sales		$10,215	$10,330	$(115)	-1.1%

____________

(a)	Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)

Represents the estimated impact on net sales of strategic initiatives announced in 2015, including the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and North America quality of sale initiatives.